 TherapeuticsMD 10-K

Exhibit 10.23

TherapeuticsMD, Inc. (the “Company”)

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.
2.	To provide assistance to the Board of Directors with respect to its oversight of the following:

(a)             The integrity of the Company’s financial statements.

(b)            The Company’s compliance with legal and regulatory requirements.

(c)             The independent auditor’s qualifications and independence.

(d)	The performance of the Company’s internal audit function, if any, and independent auditor.
3.	To prepare the report that the Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NYSE MKT and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NYSE MKT and who satisfies the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 may serve as a member of the Committee, subject to the following:

•	the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company so long as such compensation is not contingent in any way on continued service;

•	the director is not an affiliated person of the Company or any of its subsidiaries;
•	the director is not a current officer or employee of the Company or an immediate family member of such officer or employee;
•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

•	the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K or its equivalent if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination;
•	no such person may serve as the Chairman of the Committee; and
•	no such person may serve on the Committee for more than two consecutive years.

No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company, provided that such compensation is not contingent in any way on continued service. Indirect compensation includes acceptance of fees (1) by a spouse, a minor child or stepchild, or a child or stepchild sharing a home with the director or (2) by an entity in which the director is a partner, member, an executive officer, or an officer that occupies a similar position and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an executive officer of or a director who is employed by the Company.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member must either have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate, but at least on a quarterly basis. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee, the independent auditor, or the internal auditor, if any, believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from independent legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any independent legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company’s internal audit group, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.

Documents/Reports Review

1.	Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61.
2.	Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

3.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided and the type of presentations made to analysts and rating agencies.

4.	Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.	Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with such accounting firm.
6.	Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreements between management and the independent auditor regarding financial reporting.
7.	Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
8.	To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised any such delegation must report any such pre-approval decision to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.
9.	Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.
10.	Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor, including the lead audit partner. In conducting its review and evaluation, the Committee should do the following:

(a)	At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.
(b)	Ensure the receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.
(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.
(d)	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.
(e)	Ensure the rotation of the lead (or coordinating) audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.
(f)	Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) audit partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.
(g)	Take into account the opinions of management and the Company’s internal auditor (or other personnel responsible for the internal audit function), if any, in assessing the qualifications, performance, and independence of the independent auditor.

Financial Reporting Process

12.	In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; (h) any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditor, if any, or the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.
15.	Advise management, the internal audit department, and the independent auditor that they are expected to provide the Committee a timely analysis of any significant financial reporting issues and practices.
16.	Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

17.	Request the internal auditor, if any, to provide the Committee with summaries and, as appropriate, the significant reports to management prepared by the internal auditor and any management responses thereto.

18.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

19.	Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General

20.	Review periodically, with the Company’s legal counsel, any significant legal, compliance, or regulatory matters that may have a material effect on the Company’s financial statements or the Company’s business or compliance policies, including material notices to or inquiries received from governmental agencies.

21.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

22.	Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

23.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

24.	Unless specifically delegated by the Board of Directors to the Compensation Committee of the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

25.	Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.

Reports

26.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.
27.	Report regularly to the full Board of Directors. In this regard, the Committee will review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.
28.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.
29.	Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.